Exhibit 99.1

News Release
nVent Reports Fourth Quarter and Full-Year 2018 Financial Results
Another Strong Quarter Drives Full-Year Sales up 6%

•	Fourth quarter reported sales of $568 million were up 5%; Organic sales up 6%. Full-year reported sales of $2.2 billion were up 6%; Organic sales up 5%.

•	Fourth quarter reported EPS of $0.37; Adjusted EPS of $0.45. Full-year reported EPS of $1.28; Adjusted EPS of $1.74.

•	Full-year net cash provided by operating activities of $344 million; Returned approximately $120 million in cash to shareholders through dividends and share repurchases.

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – January 31, 2019 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the fourth quarter and full-year of 2018 and provided guidance for the first quarter and full-year 2019.
Fourth quarter sales of $568 million grew 5 percent relative to the fourth quarter 2017 and grew 6 percent organically, which excludes the impact from currency fluctuations. Fourth quarter 2018 earnings per diluted share (“EPS”) were $0.37 while on an adjusted basis, the company had EPS of $0.45. Full-year sales of $2.2 billion grew 6 percent relative to full-year 2017 and grew 5 percent organically. Full-year 2018 EPS were $1.28 while on an adjusted basis, the company had EPS of $1.74. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Fourth quarter 2018 operating income was $86 million, up from $59 million in the same quarter in 2017. On an adjusted basis, fourth quarter segment income excluding corporate and other costs was $120 million versus $117 million in 2017. Full-year 2018 operating income was $311 million versus $316 million in 2017. On an adjusted basis, segment income excluding corporate and other costs was $474 million, up 5 percent compared to full-year 2017.
Full-year net cash provided by operating activities was $344 million and total pro forma free cash flow was $301 million, which includes $43 million of tax effected separation and related costs. The company delivered full-year free cash flow of 96 percent of adjusted net income.
"Our fourth quarter sales were above the high end of our guidance marking the fourth consecutive quarter of sales acceleration giving us confidence our strategy is working," said Beth Wozniak, nVent's chief executive officer. "I'm very proud of our team for successfully launching nVent as a new public company and achieving 6 percent sales growth. We enter 2019 with momentum to grow and expand margins with our focus on One nVent, key verticals, and new product launches."

(more)

FOURTH QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$568	$542	5%
Organic			6%
Operating Income	$86	$59	45%
Reported ROS	15.2%	11.0%
Segment Income	$108	$101	7%
Adjusted ROS	19.1%	18.7%	40 bps

Enclosures
	Three months ended
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$251	$233	8%
Organic			9%
ROS	15.5%	14.8%	70 bps
Enclosures' sales growth was broad based across geographic regions and verticals. Fourth quarter ROS improved 70 basis points and segment income grew 13 percent as the company saw positive price while continuing to make progress to improve segment margin.

Thermal Management
	Three months ended
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$179	$178	1%
Organic			3%
ROS	27.1%	28.3%	-120 bps
Thermal Management saw positive organic growth driven by strong Industrial Maintenance, Repair and Overhaul ("MRO") and Commercial sales. The company's longer cycle Energy business continued to recover. Fourth quarter ROS contracted due to higher inflation and a difficult year-over-year comparison.

Electrical & Fastening Solutions ("EFS")
	Three months ended
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$139	$132	5%
Organic			6%
ROS	23.8%	24.7%	-90 bps
EFS sales growth was driven by growth in Industrial and Commercial sales, along with strong price realization. Fourth quarter ROS was negatively impacted due to production inefficiencies.

(more)

FULL-YEAR PERFORMANCE ($ in millions)

nVent Electric plc
	Full-Year
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$2,214	$2,098	6%
Organic			5%
Operating Income	$311	$316	-2%
Reported ROS	14.0%	15.1%
Segment Income	$424	$410	3%
Adjusted ROS	19.1%	19.5%	-40 bps

Enclosures
	Full-Year
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$1,020	$935	9%
Organic			8%
ROS	17.1%	17.6%	-50 bps
Enclosures saw strong global growth led by Industrial and Infrastructure sales. Segment income and ROS improved throughout the year as the company continued to execute on its plan to expand margins within the Enclosures segment.

Thermal Management
	Full-Year
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$623	$622	0%
Organic			-1%
ROS	24.7%	23.7%	100 bps
Thermal Management saw strong Industrial MRO and Commercial growth throughout the year, offset by a slowdown in the longer cycle Energy business. The 100 basis point expansion in ROS was driven by product mix to higher margin products.

EFS
	Full-Year
	December 31, 2018	December 31, 2017	% / point change
Net Sales	$571	$541	6%
Organic			5%
ROS	25.3%	26.0%	-70 bps
EFS saw strong Commercial growth in 2018 while driving price to offset higher inflation. Margin contraction was due to negative product mix and inflationary pressure.

(more)

GUIDANCE FOR FULL-YEAR AND FIRST QUARTER 2019
The company is introducing 2019 sales guidance of flat to up 3 percent on a reported basis, which represents 2 to 4 percent organic growth versus the prior year. The company expects full-year 2019 EPS on a GAAP basis of $1.52 to $1.62 and $1.80 to $1.90 on an adjusted basis.
In addition, the company estimates reported sales for the first quarter of 2019 to be in the range of down 1 percent to up 1 percent, which represents 2 to 4 percent on an organic basis. The company estimates first quarter 2019 EPS on a GAAP basis of $0.29 to $0.33 and adjusted EPS of $0.36 to $0.40.
DIVIDENDS
nVent previously announced on September 18, 2018 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, which was paid during the fourth quarter on November 2, 2018. nVent also announced on December 11, 2018 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, payable during the first quarter on February 8, 2019.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s fourth quarter and full-year performance on a conference call with analysts and investors at 11:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (https://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 9697454 approximately ten minutes before the 11:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on March 7, 2019 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.
2019 INSTITUTIONAL INVESTOR AND ANALYST DAY

nVent will be hosting an Institutional Investor and Analyst Day on February 27 at the Thermal Management facility in Redwood City, CA. A live webcast of the event and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). If you wish to attend, please contact the Investor Relations department at nVent.

(more)

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London, United Kingdom and our management office in the United States is in Minneapolis, Minnesota. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results as a result of the consummation of our separation from Pentair (the "Separation"); the ability of our business to operate independently following the Separation; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including nVent’s Registration Statement on Form 10, as amended. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.204.7771
Jill.Saletta@nVent.com

(more)

nVent Electric plc
Condensed Consolidated and Combined Statements of Income (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales	$568.1	$541.9	$2,213.6	$2,097.9
Cost of goods sold	349.4	328.5	1,337.5	1,256.0
Gross profit	218.7	213.4	876.1	841.9
% of net sales	38.5%	39.4%	39.6%	40.1%
Selling, general and administrative	120.6	143.9	519.7	483.3
% of net sales	21.2%	26.6%	23.5%	23.0%
Research and development	11.9	10.1	45.6	42.5
% of net sales	2.1%	1.9%	2.1%	2.0%
Operating income	86.2	59.4	310.8	316.1
% of net sales	15.2%	11.0%	14.0%	15.1%
Net interest expense	9.6	(0.2)	31.2	0.2
Other expense	3.7	(1.6)	10.9	2.6
Income before income taxes	72.9	61.2	268.7	313.3
Provision (benefit) for income taxes	5.9	(94.8)	37.9	(48.4)
Effective tax rate	8.1%	(154.9)%	14.1%	(15.4)%
Net income	$67.0	$156.0	$230.8	$361.7
Earnings per ordinary share
Basic	$0.38	$0.87	$1.29	$2.02
Diluted	$0.37	$0.86	$1.28	$2.00
Weighted average ordinary shares outstanding
Basic	178.4	179.0	178.6	179.0
Diluted	180.2	181.2	180.8	181.2

(more)

nVent Electric plc
Condensed Consolidated and Combined Balance Sheets (Unaudited)

	December 31, 2018	December 31, 2017
In millions
Assets
Current assets
Cash and cash equivalents	$159.0	$26.9
Accounts and notes receivable, net	340.9	349.3
Inventories	228.2	224.1
Other current assets	118.4	132.3
Total current assets	846.5	732.6
Property, plant and equipment, net	264.8	265.8
Other assets
Goodwill	2,234.3	2,238.2
Intangibles, net	1,173.3	1,236.6
Other non-current assets	33.8	251.8
Total other assets	3,441.4	3,726.6
Total assets	$4,552.7	$4,725.0
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$12.5	$—
Accounts payable	186.4	174.1
Employee compensation and benefits	75.8	75.5
Other current liabilities	187.0	141.3
Total current liabilities	461.7	390.9
Other liabilities
Long-term debt	929.2	—
Pension and other post-retirement compensation and benefits	177.9	176.7
Deferred tax liabilities	224.8	279.4
Other non-current liabilities	72.0	86.7
Total liabilities	1,865.6	933.7
Equity	2,687.1	3,791.3
Total liabilities and equity	$4,552.7	$4,725.0

(more)

nVent Electric plc
Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

	Twelve months ended
In millions	December 31, 2018	December 31, 2017
Operating activities
Net income	$230.8	$361.7
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	36.2	36.5
Amortization	60.9	61.4
Deferred income taxes	(23.6)	(158.0)
Share-based compensation	12.8	14.6
Impairment of trade names	—	16.4
Pension and other post-retirement expense	14.9	14.3
Pension and other post-retirement contributions	(6.7)	(6.7)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(1.3)	(18.2)
Inventories	(12.0)	(8.9)
Other current assets	7.3	5.6
Accounts payable	13.4	17.0
Employee compensation and benefits	6.8	11.6
Other current liabilities	27.5	21.3
Other non-current assets and liabilities	(23.5)	41.1
Net cash provided by (used for) operating activities	343.5	409.7
Investing activities
Capital expenditures	(39.5)	(31.8)
Proceeds from sale of property and equipment	2.4	4.2
Acquisitions, net of cash acquired	(2.0)	(13.6)
Net cash provided by (used for) investing activities	(39.1)	(41.2)
Financing activities
Net repayments of short-term borrowings	(0.3)	—
Proceeds from long-term debt	1,000.0	—
Repayments of long-term debt	(52.5)	—
Debt issuance costs	(9.9)	—
Cash provided at separation to Parent	(993.6)	—
Dividends paid	(62.9)	—
Net transfers to Parent prior to separation	—	(359.5)
Shares issued to employees, net of shares withheld	8.6	—
Repurchases of ordinary shares	(56.0)	—
Net cash provided by (used for) financing activities	(166.6)	(359.5)
Effect of exchange rate changes on cash and cash equivalents	(5.7)	(3.6)
Change in cash and cash equivalents	132.1	5.4
Cash and cash equivalents, beginning of year	26.9	21.5
Cash and cash equivalents, end of year	$159.0	$26.9

(more)

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2018
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$254.1	$255.6	$259.5	$250.5	$1,019.7
Thermal Management	147.9	139.0	157.4	178.9	623.2
Electrical & Fastening Solutions	136.9	148.1	147.0	138.7	570.7
Total	$538.9	$542.7	$563.9	$568.1	$2,213.6
Segment income (loss)
Enclosures	$40.6	$47.9	$47.4	$38.9	$174.8
Thermal Management	33.5	30.4	41.9	48.4	154.2
Electrical & Fastening Solutions	31.7	40.9	38.9	33.0	144.5
Other	(12.3)	(12.4)	(13.2)	(12.0)	(49.9)
Total	$93.5	$106.8	$115.0	$108.3	$423.6
Return on sales
Enclosures	16.0%	18.7%	18.3%	15.5%	17.1%
Thermal Management	22.7%	21.9%	26.6%	27.1%	24.7%
Electrical & Fastening Solutions	23.2%	27.6%	26.5%	23.8%	25.3%
Total	17.4%	19.7%	20.4%	19.1%	19.1%

	2017
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$226.5	$234.1	$241.7	$232.6	$934.9
Thermal Management	145.4	139.9	159.1	177.8	622.2
Electrical & Fastening Solutions	130.3	139.2	139.8	131.5	540.8
Total	$502.2	$513.2	$540.6	$541.9	$2,097.9
Segment income (loss)
Enclosures	$40.3	$45.7	$44.1	$34.5	$164.6
Thermal Management	26.0	27.6	43.3	50.4	147.3
Electrical & Fastening Solutions	31.7	41.3	35.2	32.5	140.7
Other	(9.3)	(8.9)	(8.7)	(16.2)	(43.1)
Total	$88.7	$105.7	$113.9	$101.2	$409.5
Return on sales
Enclosures	17.8%	19.5%	18.2%	14.8%	17.6%
Thermal Management	17.9%	19.7%	27.2%	28.3%	23.7%
Electrical & Fastening Solutions	24.3%	29.7%	25.2%	24.7%	26.0%
Total	17.7%	20.6%	21.1%	18.7%	19.5%

(more)

nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP financial measures excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.9	$542.7	$563.9	$568.1	$2,213.6
Operating income	65.6	65.3	93.7	86.2	310.8
% of net sales	12.2%	12.0%	16.6%	15.2%	14.0%
Adjustments:
Restructuring and other	2.8	2.3	1.3	1.3	7.7
Intangible amortization	15.4	15.2	15.2	15.1	60.9
Separation costs	9.7	24.8	4.8	5.7	45.0
Corporate allocations	—	(0.8)	—	—	(0.8)
Segment income	93.5	106.8	115.0	108.3	423.6
Return on sales	17.4%	19.7%	20.4%	19.1%	19.1%
Corporate and other costs	12.3	12.4	13.2	12.0	49.9
Segment income excluding corporate and other costs	105.8	119.2	128.2	120.3	473.5
Net income - as reported	52.3	43.3	68.2	67.0	230.8
Interest expense adjustment - pro forma	(5.6)	—	—	—	(5.6)
Adjustments to operating income	27.9	41.5	21.3	22.1	112.8
Pension and other post-retirement mark-to-market loss	—	4.1	—	2.9	7.0
Income tax adjustments	(4.0)	(9.8)	(5.5)	(11.7)	(31.0)
Net income - pro forma adjusted	$70.6	$79.1	$84.0	$80.3	$314.0
Diluted earnings per ordinary share - pro forma adjusted
Diluted earnings per ordinary share - pro forma	$0.29	$0.24	$0.38	$0.37	$1.28
Adjustments	0.10	0.20	0.08	0.08	0.46
Diluted earnings per ordinary share - pro forma adjusted	$0.39	$0.44	$0.46	$0.45	$1.74
Diluted weighted average ordinary shares outstanding - pro forma	181.2	180.8	181.5	180.2	180.8

(more)

nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP financial measures excluding the effect of 2017 adjustments (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$502.2	$513.2	$540.6	$541.9	$2,097.9
Operating income	67.6	89.5	99.6	59.4	316.1
% of net sales	13.5%	17.4%	18.4%	11.0%	15.1%
Adjustments:
Restructuring and other	9.3	3.7	—	—	13.0
Intangible amortization	15.3	15.3	15.4	15.4	61.4
Trade name impairment	—	—	—	16.4	16.4
Separation costs	—	2.2	4.7	9.2	16.1
Corporate allocations	(3.5)	(5.0)	(5.8)	0.8	(13.5)
Segment income	88.7	105.7	113.9	101.2	409.5
Return on sales	17.7%	20.6%	21.1%	18.7%	19.5%
Corporate and other costs	9.3	8.9	8.7	16.2	43.1
Segment income excluding corporate and other costs	98.0	114.6	122.6	117.4	452.6

(more)

nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP financial measures excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	Forecast (1)
	First Quarter	Full Year
Net income - as reported	56	$278
Intangible amortization	15	61
Income tax adjustments	(3)	(11)
Net income - as adjusted	$68	$328
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.29 - $0.33	$1.52 - $1.62
Adjustments	0.07	0.28
Diluted earnings per ordinary share - as adjusted	$0.36 - $0.40	$1.80 - $1.90
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2018 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	6.3%	(1.5)%	—%	4.8%	4.7%	0.8%	—%	5.5%
Enclosures	9.0%	(1.2)%	—%	7.8%	8.3%	0.8%	—%	9.1%
Thermal Management	2.7%	(2.1)%	—%	0.6%	(0.5)%	0.7%	—%	0.2%
Electrical & Fastening Solutions	6.4%	(1.0)%	—%	5.4%	4.7%	0.8%	—%	5.5%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2019 and the year ended December 31, 2019 (Unaudited)

	Forecast (1)
	Q1 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	2 - 4%	(3)%	—%	(1) - 1%	2 - 4%	(1) - (2)%	—%	0 - 3%
Enclosures					2 - 4%	(1)%	—%	1 - 3%
Thermal Management					2 - 6%	(2) - (3)%	—%	(1) - 4%
Electrical & Fastening Solutions					2 - 4%	(1)%	—%	1 - 3%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

Twelve months ended
In millions	December 31, 2018
Free cash flow
Net cash provided by (used for) operating activities - as reported	$343.5
Interest expense - pro forma	(5.6)
Net cash provided by (used for) operating activities - pro forma	337.9
Capital expenditures	(39.5)
Proceeds from sale of property and equipment	2.4
Free cash flow - pro forma	$300.8